Exhibit 15.1

October 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated October 29, 2004 on our review of interim financial information of Boston Edison Company for the three and nine month periods ended September 30, 2004 and 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in its Registration Statement on Form S-3 (No. 333-111476) dated December 23, 2003.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts